[SANWA BANK LOGO]
                                                                   EXHIBIT 10.18

                    AMENDMENT OF COMMERCIAL CREDIT AGREEMENT

This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 1st day of June 1998 by and between SANWA BANK CALIFORNIA (the "Bank") and ALIGN-RITE INTERNATIONAL, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of March 28, 1996, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. REVISED NET WORTH. Section 5.14A of the Agreement is deleted in its entirety and the following is substituted in lieu thereof: "5.14A Net Worth. A minimum Effective Tangible Net Worth, on a consolidated basis, of not less than $32,500,000.00".

2. REVISED DEBT SERVICE COVERAGE RATIO. Section 5.14E of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:
"5.14E Debt Service Coverage Ratio. Measured or determined quarterly on a rolling four quarter basis, a ratio of not less than 1.50 to 1.00, where such ratio is defined as the sum of net income and depreciation plus interest expense divided by 25% of utilization of the Borrower's Line of Credit Facility (as of the most recent quarter end) under this Agreement and the current portion of long term debt plus interest expense".

3. REVISED CURRENT RATIO. Section 5.14C of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof: "5.14C Current Ratio. A ratio of current assets to current liabilities (excluding accounts payable relating to the purchase of equipment which would, according to generally accepted accounting principles, be capitalized) of not less than 1.25 to 1.0".

4. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof, "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

5. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

6. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.


IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   ALIGN-RITE INTERNATIONAL, INC.

By:  /s/ SANDRA RUSH                    By:  /s/ JAMES L. MACDONALD
    -------------------------------         -------------------------------
     Sandra Rush, Authorized Officer         James L. MacDonald,
                                             Chief Executive Officer/President


                                        By:  /s/ PETER N. KATURICH
                                            -------------------------------
                                             Peter N. Katurich,
                                             Chief Financial Officer/Secretary



                                      (1)

                       RIDER TO LINE OF CREDIT AGREEMENT

          This Rider shall be deemed to be subject to the terms of that certain Line of Credit Agreement dated as of March 28, 1996 by and between Bank and Borrower, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Rider shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Rider conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

          In addition to the covenants contained in Section V of the Agreement, Borrower shall perform all acts reasonably necessary to ensure that Borrower (and any business in which Borrower holds a substantial interest) and all customers, suppliers and vendors that are material to Borrower's business become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation and testing of such systems, as well as ascertaining that Borrower's material customers, suppliers and vendors are taking all appropriate steps to become Year 2000 Compliant on a timely basis. For the purposes hereof, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems, utilized by and material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately, upon request, provide the Bank with such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

          Except as specifically provided in this Rider, all other terms, conditions and covenants contained in the Agreement shall remain unchanged and shall continue in full force and effect.

          IN WITNESS WHEREOF, this Rider has been executed by the parties hereto as of June 1st, 1998.

BANK:                                   BORROWER:


SANWA BANK CALIFORNIA                   ALIGN-RITE INTERNATIONAL, INC.

By:                                     By: /s/ JAMES L. MACDONALD
   -------------------------------         -------------------------------------
   Sandra Rush, Authorized Officer         James L. MacDonald, CEO/President


                                        By: /s/ PETAR N. KATURICH
                                           -------------------------------------
                                           Petar N. Katurich, CFO/Secretary

[SANWA BANK LOGO]


                    AMENDMENT OF COMMERCIAL CREDIT AGREEMENT

This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 12 day of June 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and ALIGN-RITE INTERNATIONAL, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of March 28, 1996, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. REVISED PURPOSE. The following sentence is added to the end of Section 2.02A of the Agreement (entitled "Purpose"): "and to fund sash requirements of the subsidiaries".

2. REVISED INTERIM STATEMENTS. Section 5.06B of the Agreement (entitled "Interim Statements") is hereby deleted in its entirety and replaced with the following new Section 5.06B which reads as follows: "5.06B. Interim Statements. Not later than 45 days after the end of the first three fiscal quarters, the Borrower's financial statement as of the end of such fiscal quarters."

3. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

4. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

5. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER:


SANWA BANK CALIFORNIA                   ALIGN-RITE INTERNATIONAL, INC.

By: /s/ DAN WILSON                      By: /s/ JAMES L. MACDONALD
   -------------------------------         -------------------------------------
   Dan Wilson, Authorized Officer          James L. MacDonald, CEO/President


                                        By: /s/ PETAR N. KATURICH
                                           -------------------------------------
                                           Petar N. Katurich, Chief Financial
                                           Officer/Secretary




                                      (1)

[SANWA BANK LOGO]


                    AMENDMENT OF COMMERCIAL CREDIT AGREEMENT

This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 23rd day of May 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and ALIGN-RITE INTERNATIONAL, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of March 28, 1996, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. REVISED LINE OF CREDIT FACILITY. The dollar amount of "$2,500,000.00" contained in Section 2.02 of the Agreement (entitled "Line of Credit Facility") is hereby amended to be "$5,000,000.00".

2.  REVISED VARIABLE RATE ADVANCES. The date of "June 30, 1997" contained in
Section 2.02E(ii) of the Agreement (entitled "Variable Rate Advances") is hereby amended to be "June 30, 1999".

3. REVISED EXPIRATION OF THE LINE OF CREDIT FACILITY. The date of "June 30, 1997" contained in Section 2.02H of the Agreement (entitled "Expiration of the Line of Credit Facility") is hereby amended to be "June 30, 1999".

4. LOANS. A new Section 5.10A is hereby added to the Agreement which reads as follows: "5.10A. Loans. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, or employees of the Borrower except loans to affiliates of the Borrower".

5. REVISED NET WORTH. Section 5.14A of the Agreement (entitled "Net Worth") is hereby deleted in its entirety and replaced with the following: "5.14A. Net Worth. A minimum Effective Tangible Net Worth of not less than $29,000,000.00".

6. REVISED DEBT SERVICE COVERAGE RATIO. The following words are hereby added to the end of the first sentence contained in Section 5.14E of the Agreement (entitled "Debt Service Coverage Ratio"): "measured annually".

7. REVISED NOTICE. A new sub-Section 5.16(iii) is hereby added to the Agreement which reads as follows: "5.16(iii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim of liability exceeds $500,000.00".

8. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

9. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

10. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER:


SANWA BANK CALIFORNIA                   ALIGN-RITE INTERNATIONAL, INC.

By: /s/ DAN WILSON                      By: /s/ JAMES L. MACDONALD
   -------------------------------         -------------------------------------
   Dan Wilson, Authorized Officer          James L. MacDonald, CEO/President


                                        By: /s/ PETAR N. KATURICH
                                           -------------------------------------
                                           Petar N. Katurich, Chief Financial
                                           Officer/Secretary




                                      (1)

[SANWA BANK LOGO]

                            LINE OF CREDIT AGREEMENT

This Line of Credit Agreement ("Agreement") is made and entered into this 28th day of March 1996 by and between SANWA BANK CALIFORNIA (the "Bank") and ALIGN-RITE INTERNATIONAL, INC. (the "Borrower").


                                   SECTION I

                                  DEFINITIONS

1.01 CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     A. "ADVANCE" shall mean an advance to the Borrower under any line of credit facility or similar facility provided for in Section II of this Agreement which provides for draws by the Borrower against an established credit line.

     B. "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

     C. "COLLATERAL" shall mean any personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     D. "DEBT" shall mean all liabilities of the Borrower less Subordinated
     Debt.

     E. "EFFECTIVE TANGIBLE NET WORTH" shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items).

     F. "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (i) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Materials at, in, or from property owned, operated or controlled by the Borrower, or (ii) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     G. "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     H. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     I. "EVENT OF DEFAULT" shall have the meaning set forth in the section herein entitled "Events of Default".

     J. "HAZARDOUS MATERIALS" shall mean all those substances which are regulated by, or which may form the basis of liability under any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     K. "INDEBTEDNESS" shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and
     (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

     L. "LIBOR Rate" shall mean an interest rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U.S. dollar London Interbank Offered Rates for the relevant period appearing on page 3750 (or such other page as may replace 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first day of the relevant interest period (adjusted for any and all assessments, surcharges and reserve requirements).

     M. "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

     N. "PERMITTED LIENS" shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith, provided proper reserves are maintained therefor in accordance with generally accepted accounting procedure; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred pursuant to this Agreement; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.


                                      (1)

     O. "REFERENCE RATE" shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate.

     P. "SUBORDINATED DEBT" shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

1.02. ACCOUNTING TERMS. All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.03. OTHER TERMS. Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                   SECTION II
                               CREDIT FACILITIES

2.01. COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

2.02. LINE OF CREDIT FACILITY. The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date (as defined below in this Section 2.02), up to a total principal amount from time to time outstanding of not more than $2,500,000.00. Within the foregoing limits, the Borrower may borrow, partially or wholly prepay, and reborrow under this Line of Credit facility.

     A. PURPOSE. Advances made under this Line of Credit shall be used for acquisition purposes.

     B. INTEREST RATE. Except with respect to "Fixed Rate Advances" as provided below, interest shall accrue on the outstanding principal balance of Advances under this Line of Credit at a variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

     C. ALTERNATIVE FIXED RATE LIBOR PRICING. In addition to Advances based upon the Variable Rate ("Variable Rate Advances"), at the Borrower's election, the Bank hereby agrees to make Advances to the Borrower under this Line of Credit at a fixed rate (each a "Fixed Rate Advance") which shall be approximately equivalent to 1.50% per annum in excess of the LIBOR Rate (the "Fixed Rate"). Such Advances shall be in the minimum amount of $100,000.00 and in $100,000.00 increments thereafter and for such period of time (each an "Interest Period") for which the Bank may quote and offer such Fixed Rate, provided that the Interest Period shall be for a minimum of at least 30 days and for a maximum of not more than 473 days and provided further that any Interest Period shall not extend beyond the Expiration Date (as defined below) of this facility. Interest on any Fixed Rate Advance shall be computed on the basis of 360 days per year but charged on the actual number of days elapsed.

          (i) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may elect:

               (a) That interest on a Variable Rate Advance shall be adjusted to accrue at a Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

               (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided however, that such notice shall be received by the Bank no later than two Business Days prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

          (ii) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE ADVANCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NO PREPAYMENT SHALL BE MADE ON ANY FIXED RATE ADVANCE EXCEPT ON A DAY WHICH IS THE LAST DAY OF THE INTEREST PERIOD PERTAINING THERETO. IF THE WHOLE OR ANY PART OF ANY FIXED RATE ADVANCE IS PREPAID BY REASON OF ACCELERATION OR OTHERWISE, THE BORROWER SHALL, UPON THE BANK'S REQUEST, PROMPTLY PAY TO AND INDEMNIFY THE BANK FOR ALL COSTS AND ANY LOSS (INCLUDING INTEREST) ACTUALLY INCURRED BY THE BANK AND ANY LOSS (INCLUDING LOSS OF PROFIT RESULTING FROM THE RE-EMPLOYMENT OF FUNDS) SUSTAINED BY THE BANK AS A CONSEQUENCE OF SUCH PREPAYMENT.

          (iii) INDEMNIFICATION FOR FIXED RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of a Fixed Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

          (iv) INVOLUNTARY CONVERSION FROM FIXED RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (a) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period; or (b) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give to the Borrower telephonic notice thereof (confirmed in writing) setting forth in reasonable detail the factors underlying its determination, in which event any Fixed Rate Advance shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.


                                      (2)

D.  PAYMENT OF INTEREST.

        (i) VARIABLE RATE ADVANCES. The Borrower hereby promises and agrees to pay interest on all Variable Rate Advances monthly on the last day of each month, commencing on April 30, 1996.

        (ii) FIXED RATE ADVANCES. The Borrower hereby promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period of 90 days or less on the last day of the relevant Interest Period. The Borrower further promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period in excess of 90 days on a quarterly basis (i.e. on the last day of each 90-day period occurring in such Interest Period) and on the last day of the relevant Interest Period.

If interest is not paid as and when it is due, the amount of such unpaid interest shall bear interest, until paid in full, at a rate of interest equal to the Variable Rate.

E. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, the Borrower hereby promises and agrees to repay outstanding Advances as follows:

        (i) FIXED RATE ADVANCES. Unless adjusted at the end of the relevant Interest Period as provided above, the principal amount of each Fixed Rate Advance, shall be due and payable to the Bank on the last day of the Interest Period pertaining to such Fixed Rate Advance.

        (ii) VARIABLE RATE ADVANCES. On June 30, 1997 the full aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon shall be due and payable to the Bank.

Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

F. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payments may be assessed and shall be immediately payable.

G. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrowers' written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from the Borrower in form acceptable to the Bank, which notice shall be received by the Band at or before 2:00 p.m. (California time) on a Business Day. The Borrower may borrow under the Line of Credit by requesting either:

        (i) A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the Business Day notice is received by the Bank; provided however, that if the Bank shall not have received notice at or before 2:00 p.m. (California time) on the day such Advance is requested to be made, such Variable Rate Advance may be made, at the Bank's option, on the next Business Day.

        (ii) A FIXED RATE ADVANCE. The Borrower may elect that an Advance be made as a Fixed Rate Advance by requesting the Bank to provide a quote as to the rate which would apply for a designated Interest Period and concurrently with receiving such quote, giving the Bank irrevocable notice of the Borrower's acceptance of the rate quoted provided such notice shall be given to the Bank not later than 10:00 a.m. (California time) on a date (which shall be a Business Day) at least two days prior to the first day of the requested Interest Period.

H. EXPIRATION OF THE LINE OF CREDIT FACILITY. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on June 30, 1997 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

I. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit facility (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect.

J. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Line of Credit facility.

In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by the Borrower with the Bank any amount so due.

                                  SECTION III
                              CONDITIONS PRECEDENT

3.01. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT AND/OR FIRST ADVANCE. The obligation of the Bank to make the initial extension of credit and/or the first Advance hereunder is subject to the conditions precedent that the Bank shall have received before the date of such extension of credit and/or the first Advance all of the following, in form and substance satisfactory to the Bank:

        A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agrement and all other actions to be taken by the Borrower hereunder or thereunder.

        B. GUARANTORS. Continuing guaranties in favor of the Bank, in form and substance satisfactory to the Bank, executed by Align-Rite Corporation and Align-Rite International Limited (each a "Guarantor"), together with evidence that the execution, delivery and performance of the Guaranties by each Guarantor has been duly authorized.

        C. LOAN FEES. Evidence that any required loan fees and expenses as set forth above with respect to each credit facility have been paid or provided for by the Borrower.


                                      (3)

      D. AUDIT. The opportunity to conduct an audit of the Borrower's books, records and operations and the Bank shall be satisfied as to the condition thereof.

      E. MISCELLANEOUS DOCUMENTS. Such other documents, instruments, agreements and opinions as are necessary, or as the Bank may reasonably require, to consummate the transactions contemplated under this Agreement, all fully executed.

3.02. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT AND/OR ADVANCES. The obligation of the Bank to make any extensions of credit and/or each Advance to or on account of the Borrower (including the initial extension of credit and/or the first Advance) shall be subject to the further conditions precedent that, as of the date of each extension of credit or Advance and after the making of such extension of credit or Advance:

      A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Section entitled "Representations and Warranties" herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

      B. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

      C. SUBSEQUENT APPROVALS, ETC. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

3.03. REAFFIRMATION OF STATEMENTS. For the purposes hereof, the Borrower's acceptance of the proceeds of any extension of credit and the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrower's representation and warranty that the statements set forth above in this Section are true and correct.

                                   SECTION IV
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

4.01. STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of California and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

4.02. AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Borrower; (ii) require any consent or approval of the stockholders of the Borrower or violate any provision of the articles of incorporation or by-laws of the Borrower; or (iii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected.

4.03. LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

4.04. FICTITIOUS TRADE STYLES. The Borrower currently uses no fictitious trade styles in connection with its business operations. The Borrower shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

4.05. FINANCIAL STATEMENTS. All financial statements, information and other data which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

4.06. LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations.

4.07. TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

4.08. ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

4.09. TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

4.10. ENVIRONMENTAL COMPLIANCE. The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present properties or operations are subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have or maintain any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                                      (4)

                                   SECTION V
                                   COVENANTS

The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

5.01. PRESERVATION OF EXISTENCE: COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business in accordance with all applicable laws, rules and regulations.

5.02. MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall be in an amount not less than the full replacement value thereof, at the Bank's request, shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon ten (10) days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

5.03. MAINTENANCE OF PROPERTIES. The Borrower shall maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

5.04. PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

5.05. INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

5.06. REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

       A. ANNUAL STATEMENTS. Not later than 90 days after the Borrower's fiscal year end, the Borrower's annual consolidated financial statement and Form 10K, which statement shall be audited by a CPA firm acceptable to the Bank with an unqualified opinion.

       B. INTERIM STATEMENTS. Not later than 45 days after each of the Borrower's fiscal quarters, the Borrower's consolidated financial statement and Form 10Q as of the end of such period.

       C. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower or any Guarantor as the Bank may reasonably request.

5.07. GENERAL PLEDGE OF PROPERTY IN POSSESSION OF BANK. To secure payment of all of the Borrower's Obligations under this Agreement and performance of all of the terms, covenants and agreements contained herein, the Borrower hereby grants to the Bank a security interest in and to all monies, and property of the Borrower now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Borrower may become entitled to receive on account of such property.

5.08. PAYMENT OF DIVIDENDS. The Borrower shall not declare or pay any dividends on any class of its stock now or hereafter outstanding except dividends payable solely in the corporation's capital stock.

5.09. REDEMPTION OR REPURCHASE OF STOCK. The Borrower shall not redeem or repurchase any class of its corporate stock now or hereafter outstanding.

5.10. ADDITIONAL INDEBTEDNESS. Not, after the date hereof, create, incur or assume, directly or indirectly, any liability or indebtedness other than (i) indebtedness owed or to be owed to the Bank or (ii) indebtedness to trade creditors incurred in the ordinary course of the Borrower's business.

5.11. LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens or as otherwise provided in this Agreement.

5.12. TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any assets of the Borrower except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

5.13. CHANGE IN THE NATURE OF BUSINESS. Not make any material change in the Borrower's financial structure or in the nature of the Borrower's business as existing or conducted as of the date of this Agreement.

5.14.  FINANCIAL CONDITION. Maintain at all times:

       A. NET WORTH. A minimum Effective Tangible Net Worth, on a consolidated basis, of not less than $21,000,000.00 plus 50% of net income after taxes earned after June 30, 1995.

       B. DEBT TO NET WORTH RATIO. A maximum ratio of total liabilities to Effective Tangible Net Worth of not more than 1.00 to 1.00 on a consolidated basis.

       C. CURRENT RATIO. A ratio of current assets to current liabilities of not less than 1.50 to 1.00 on a consolidated basis.

       D. PROFITABILITY. The Borrower shall maintain net consolidated income after taxes of not less than $1,500,000.00 on an annual basis and not less than $750,000.00 on a semi-annual basis.


                                      (5)

      E. DEBT SERVICE COVERAGE RATIO. A minimum debt service coverage ratio of not less than 2.00 to 1.00 on a consolidated basis where debt service coverage is defined as net income plus depreciation divided by the current portion of long term debt. The current portion of long term debt shall also include 20% utilization of the Borrower's line of credit facility under this Agreement and the line of credit facility extended to Align-Rite Corporation by Bank.

5.15. ENVIRONMENTAL COMPLIANCE. The Borrower shall:

      A. Conduct the Borrower's operations and keep and maintain all of its properties in compliance with all Environmental Laws.

      B. Give prompt written notice to the Bank, but in no event later than 10 days after becoming aware, of the following: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its affiliates or any of its respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or its affiliates that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

      C. Upon the written request of the Bank, the Borrower shall submit to the Bank, at its sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to this Section.

      D. At all times indemnify and hold harmless the Bank from and against any and all liability arising out of any Environmental Claims.

5.16. NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; and (ii) other matters which have resulted in, or might result in a material adverse change in the financial condition or business operations of the Borrower.

                                   SECTION VI

                               EVENTS OF DEFAULT

Any one or more of the following described events shall constitute an event of default under this Agreement:

6.01. NON-PAYMENT. The Borrower shall fail to pay any Obligations within 10 days of when due.

6.02. PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

6.03. REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

6.04. INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

6.05. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

6.06. DEFAULT OF AFFILIATE. An event of default shall occur under any credit agreement between the Bank and Align-Rite Corporation.

6.07. REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

6.08. SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

6.09. CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

                                  SECTION VII

                              REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

7.01. ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

7.02. CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

7.03. TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

                                      (6)

7.04 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                  SECTION VIII

                            MISCELLANEOUS PROVISIONS

8.01. DEFAULT INTEREST RATE. If an Event of Default has occurred and is continuing, the Bank, at its option, may require the Borrower to pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates otherwise then in effect under this Agreement.

8.02. RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.


8.03. DISPUTE RESOLUTION.

      A. DISPUTES. It is understood and agreed that upon the request of any party to this Agreement, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind,
      (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

      B. STEP 1 - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

      C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or, if so secured, all parties consent to such submission.

      As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

      D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired or justice from the panel of JAMS appointed pursuant to the provisions of
      Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

      E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

8.04. WAIVER OF JURY. The Borrower and the Bank hereby expressly and voluntarily waive any and all rights, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, to demand a trial by jury in any action, matter, claim or cause of action whatsoever arising out of or in any way related to this Agreement, document or transaction contemplated hereby.

8.05. RESTRUCTURING EXPENSES. In the event the Bank and the Borrower negotiate for, or enter into any restructuring, modification or refinancing of the Indebtedness under this Agreement for the purposes of remedying an Event of Default. The Bank, may require the Borrower to reimburse all of the Bank's costs and expenses incurred in connection therewith, including, but not limited to reasonable attorneys' fees and the costs of any audit or appraisals required by the Bank to be performed in connection with such restructuring, modification or refinancing.

8.06. ATTORNEYS' FEES. In the event of any suit, mediation, arbitration or other action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall

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
be entitled to reasonable attorneys' fees.

8.07. NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

8.08. WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

8.09. CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

8.10. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

8.11. JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

8.12. HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

8.13. ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.


BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   ALIGN-RITE INTERNATIONAL, INC.

By:  [SIG]                              By:
    -------------------------------         -------------------------------
     Dan Wilson, Authorized Officer          James L. MacDonald,
                                             Chief Executive Officer/President

Address:
Newport Beach Office (CBC)              By:  /s/ PETER N. KATURICH
4400 MacArthur Boulevard, Suite 200         -------------------------------
Newport Beach, CA 92660                      Peter N. Katurich,
                                             Chief Financial Officer/Secretary


                                        Address:
                                        2428 Ontario Street
                                        Burbank, CA 91504



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